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                                                                     EXHIBIT 5.1


             [NELSON MULLINS RILEY & SCARBOROUGH, L.L.P. LETTERHEAD]


                                August 21, 2002




Tidelands Bancshares, Inc.
875 Lowcountry Boulevard
Mt. Pleasant, South Carolina 29464

           Re:     Registration Statement on Form SB-2

Ladies and Gentlemen:


         We have acted as counsel to Tidelands Bancshares, Inc. (the "Company") in connection with the filing of a Registration Statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933, covering the offering of up to 1,147,500 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, and warrants (the "Warrants") to purchase up to 147,500 Shares issuable upon the exercise of the Warrants. In connection therewith, we have examined such corporate records, certificates of public officials, and other documents and records as we have considered necessary or proper for the purpose of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity and mental competence of natural persons.


         The opinions set forth herein are limited to the laws of the State of South Carolina and applicable federal laws.


         Based on the foregoing, we are of the opinion that (i) the Shares, when issued and delivered as described in the Registration Statement (in the form declared effective by the Securities and Exchange Commission), and in the case of the Shares issuable upon exercise of the Warrants, upon payment of the exercise prices thereof to the Company in accordance with their terms, will be legally issued, fully paid and nonassessable, and (ii) that the Warrants, upon execution, will be binding contracts under applicable state law, and when issued and delivered as described in the Registration Statement (in the form declared effective by the Securities and Exchange Commission), will be legally issued, fully paid and nonassessable.


         This opinion is being rendered to be effective as of the effective date of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                    NELSON MULLINS RILEY & SCARBOROUGH




                                    By: /s/ Neil E. Grayson
                                       ---------------------------------------
                                       Neil E. Grayson, A partner